Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-64442) pertaining to the 2001 Employee Stock Purchase Plan of Chicago Bridge & Iron Company N.V.,

(2)	Registration Statement (Form S-8 No. 333-156004) pertaining to the 2008 Long-Term Incentive Plan of Chicago Bridge & Iron Company N.V.,

(3)	Registration Statement (Form S-8 No. 333-39975) pertaining to the Employee Stock Purchase Plan (1997) of Chicago Bridge & Iron Company N.V.,

(4)	Registration Statement (Form S-8 No. 333-33199) pertaining to the Savings Plan of Chicago Bridge & Iron Company N.V.,

(5)	Registration Statement (Form S-8 No. 333-159182) pertaining to the 2009 Amendment to the 2008 Long-Term Incentive Plan of Chicago Bridge & Iron Company N.V.,

(6)	Registration Statement (Form S-8 No. 333-159183) pertaining to the 2009 Amendment to the 2001 Employee Stock Purchase Plan of Chicago Bridge & Iron Company N.V.,

(7)	Registration Statement (Form S-3 No. 333-182223) pertaining to the Common Stock, Senior Debt Securities, Subordinated Debt Securities and Warrants of Chicago Bridge & Iron Company N.V.,

(8)
Registration Statement (Form S-8 No. 333-186996) pertaining to The Shaw Group Inc. 1996 Non-Employee Director Stock Option Plan, The Shaw Group Inc. 2001 Employee Incentive Compensation Plan, The Shaw Group Inc. 2005 Non-Employee Director Stock Incentive Plan, The Shaw Group Inc. 2008 Omnibus Incentive Plan.

of our reports dated February 25, 2016, with respect to the consolidated financial statements of Chicago Bridge & Iron Company N.V. and the effectiveness of internal control over financial reporting of Chicago Bridge & Iron Company, N.V. included in this Annual Report (Form 10-K) of Chicago Bridge & Iron Company N.V. for the year ended December 31, 2015.
/s/ Ernst & Young LLP
Houston, Texas
February 25, 2016